UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2018

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o MagnaChip Semiconductor S.A.
1, Allée Scheffer, L-2520
Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Entry into New Employment Agreement

General Overview and Terms

In connection with the holistic review of our compensation programs conducted by the Compensation Committee of our Board of Directors throughout 2017, on April 26, 2018 (the “Effective Date”), MagnaChip Semiconductor Corporation (the “Company,” “we,” “us,” and “our”) and its Korean subsidiary MagnaChip Semiconductor, Ltd. entered into a new employment agreement (the “Employment Agreement”) with Young-Joon Kim, our Chief Executive Officer. The Employment Agreement further aligns Mr. Kim’s interests with those of our stockholders by establishing an equity grant program that serves to (i) gradually increase his potential stock ownership and (ii) balance short-term operational goals with long-term shareholder return. The Employment Agreement also reflects certain changes to Mr. Kim’s prior arrangements to bring them within market practices, including the removal or modification of certain provisions that were determined to no longer be appropriate or desirable (e.g., single-trigger vesting of all equity awards, post-termination continuation of certain perquisites, reduction of non-change in control severance multiple from 3x to 2x).

The Employment Agreement provides for an annual base salary of $557,396 and an opportunity to earn an annual bonus in an amount determined by our Board of Directors based on the achievement of performance goals. Mr. Kim is eligible to participate in the Company’s benefit programs as in effect from time to time.

Under the Employment Agreement, Mr. Kim is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon termination of his employment by the Company without “Cause” or his resignation for “Good Reason”, in each case not in connection with a “Change in Control” (each as defined in the Employment Agreement), he is entitled to receive (i) 24 months of continued base salary (as then in effect or in effect prior to any diminution constituting Good Reason) (the “Salary Payment”), (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination), (iii) a lump-sum payment equal to the cost of 12 months of Company-paid insurance premiums (the “Insurance Payment”), (iv) 90 days’ continuation of Mr. Kim’s expatriate benefits, and (v) to the extent that Mr. Kim is eligible to receive such payments as part of the expatriate benefits, the repatriation allowance and expenses. Further Mr. Kim will vest in full in all equity awards granted prior to January 1, 2018, and will vest in pro rata portions of all equity grants made on or after the January 1, 2018.

If, during a period of time that (x) the Company is party to a definitive corporate transaction agreement the consummation of which would result in a Change in Control or (y) is within 18 months following a Change in Control, Mr. Kim’s employment is terminated by the Company without Cause, by Mr. Kim for Good Reason, or by reason of Mr. Kim’s death or “Disability” (as defined in the Employment Agreement), then Mr. Kim will be entitled the severance payments described above, provided that (A) the Salary Payment shall be a lump sum payment equal to two times the sum of (1) Mr. Kim’s base salary (as then in effect or in effect prior to any diminution implicating Good Reason) and (2) annual bonus (as then in effect or in effect prior to any diminution implicating Good Reason, but in no event greater than 100% of Mr. Kim’s base salary) and (B) the Insurance Payment will be in respect of 18 months rather than 12. Further Mr. Kim will vest in full in all equity awards granted prior to January 1, 2018 and the RSUs.

Mr. Kim’s right to receive any Change in Control or other severance payments provided in the Employment Agreement is subject to his execution of a release of claims against us and his compliance with certain restrictive covenants.

The Employment Agreement contains customary non-competition, non-solicitation and confidentiality provisions. It also provides that Mr. Kim will be subject to any stock ownership guidelines and holding requirements as may be implemented by our Board of Directors from time to time.

2018 Equity Grant

In connection with his entry into the Employment Agreement, on April 30, Mr. Kim will receive 112,118 time-based restricted stock units that generally vest in specified tranches over three years, subject to his continued employment on such date.

On April 30, 2018, subject to Mr. Kim’s continued employment on such date, he will also receive 74,320 (assuming achievement at target performance level) performance-based restricted stock units (“PSUs”), comprised of (a) 18,600 PSUs eligible to vest based on the Company’s total shareholder return relative to the S&P Semiconductor Index during the period from January 1, 2018 through December 31, 2020, with payouts ranging from 0 to 200% of the target amount (“TSR PSUs”) and (b) 55,720 PSUs eligible to vest based on certain annual operations plan goals during the period from January 1, 2018 through December 31, 2018 (“AOP PSUs”).

The Employment Agreement also provides that, subject to his continued employment with the Company, Mr. Kim will receive the following TSR PSU and AOP PSU grants in 2019 and 2020 that are generally subject to the same terms as Mr. Kim’s 2018 grants, within 60 days following January 1 of each year:

•	For 2019, an award of AOP PSUs with an overall target-level award equal to 55,720 AOP PSUs, and at maximum achievement, an award equal to 83,580 AOP PSUs, subject to adjustment as provided by the award agreement.

•	For 2019, an award of TSR PSUs with an overall target-level award equal to 23,880 TSR PSUs, and at supermaximum achievement, an award equal to 47,760 TSR PSUs, subject to adjustment as provided by the award agreement.

•	For 2020, an award of AOP PSUs with an overall target-level award equal to 67,760 AOP PSUs, and at maximum achievement, an award equal to 101,640 AOP PSUs, subject to adjustment as provided by the award agreement.

•	For 2020, an award of TSR PSUs with an overall target-level award equal to 29,040 TSR PSUs, and at supermaximum achievement, an award equal to 58,080 TSR PSUs, subject to adjustment as provided by the award agreement.

The foregoing descriptions of the Employment Agreement, the RSUs, the TSR PSUs, and the AOP PSUs are qualified in their entirety by reference to the full text of the Employment Agreement, the Company’s form of Restricted Stock Units Agreement, the Company’s form of Restricted Stock Units Agreement (TSR Performance), and the Company’s form of Restricted Stock Units Agreement (AOP Performance), respectively, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this report, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement with Young-Joon Kim, dated April 26, 2018

10.2	Form of Restricted Stock Units Agreement

10.3	Form of Restricted Stock Units Agreement (TSR Performance)

10.4	Form of Restricted Stock Units Agreement (AOP Performance)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: April 27, 2018	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary